EXECUTION COPY

AMENDMENT NO. 3

TO

MASTER EXCHANGE AND TRUST AGREEMENT,

dated as of July 23, 2001, and

previously amended April 23, 2010 and October 28, 2010

among

RENTAL CAR FINANCE CORP.,

DTG OPERATIONS, INC.,

THRIFTY RENT-A-CAR SYSTEM, INC.,

DB LIKE-KIND EXCHANGE SERVICES CORP.,

VEXCO, LLC,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Dated as of December 3, 2013

AMENDMENT NO. 3
TO MASTER EXCHANGE AND TRUST AGREEMENT

This Amendment No. 3 to Master Exchange and Trust Agreement (this “Amendment”) is entered into as of December 3, 2013 by and between Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), DTG Operations, Inc., an Oklahoma corporation (f/k/a Dollar Rent A Car Systems, Inc.) (“DTG Operations”), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation (“Thrifty”), DB Like-Kind Exchange Services Corp., a Delaware corporation (“DBLKESC”), solely in its capacity as a member of VEXCO, LLC (as successor to Chicago Deferred Exchange Company LLC), VEXCO, LLC, a Delaware limited liability company wholly owned by DBLKESC (the “Qualified Intermediary”), and Deutsche Bank Trust Company Americas (“DBTCA” and, together with RCFC, DTG Operations, Thrifty, DBLKESC and the Qualified Intermediary, the “Parties”), as qualified trustee (as successor to Bank of America, N.A.).

RECITALS

WHEREAS, RCFC, DTG Operations, Thrifty, a predecessor to DBLKESC, the Qualified Intermediary and a predecessor to DBTCA have entered into that certain Master Exchange and Trust Agreement, dated as of July 23, 2001 (as amended, restated, supplemented or otherwise modified as of the date hereof, the “Exchange Agreement”);

WHEREAS, the Parties hereto wish to amend certain Sections of the Exchange Agreement as provided herein.

NOW THEREFORE, the Parties hereto agree as follows:

1.  Amendments.

(i) The definition of “Exchanged Vehicles Subject to Liabilities” is hereby amended and restated in its entirety as follows:

““Exchanged Vehicles Subject to Liabilities” shall mean a DTG Operations Exchanged Vehicle, a Thrifty Exchanged Vehicle or an RCFC Exchanged Vehicle that is subject to a requirement or obligation that debt secured by such Exchanged Vehicle must be repaid as a result of it being transferred or a requirement that the sale proceeds from the disposition of such Exchanged Vehicle be applied to satisfy the financing of such Exchanged Vehicle.”

(ii) Section 2.1(d) is hereby amended and restated in its entirety as follows:

“Transfer of Exchanged Vehicles Subject To Liabilities. Notwithstanding Sections 2.2(b) and 2.2(c) of this Agreement, the parties to this Agreement acknowledge and agree that each of DTG Operations, Thrifty and RCFC shall be permitted to transfer to the Qualified Intermediary Exchanged Vehicles Subject to Liabilities. If DTG Operations, Thrifty or RCFC transfers to the Qualified Intermediary an Exchanged Vehicle Subject to Liabilities, then the Qualified Intermediary shall follow the procedures set forth in Section 5.4 of this Agreement with respect to the repayment of such liability, provided that, with respect to any Exchanged Vehicles Subject to Liabilities transferred by DTG Operations or Thrifty to the Qualified Intermediary, DTG Operations and Thrifty shall provide DTG Operations Additional Subsidies or Thrifty Additional Subsidies, as the case may be, if the amount required to be paid in connection with the disposition of an Exchanged Vehicle Subject to Liabilities is greater than the proceeds received from the sale of such Exchanged Vehicle Subject to Liabilities.”

(iii) Section 5.2(d) is hereby amended and restated in its entirety as follows:

“RCFC Disbursement Accounts. The RCFC Disbursement Accounts are intended to facilitate the orderly and efficient disbursement of funds (i) to dealers and auctions with respect to the acquisition of RCFC Replacement Vehicles and (ii) to repay liabilities that must be repaid upon the disposition by RCFC of an Exchanged Vehicle Subject to Liabilities.”

(iv) Sections 5.4(a) and (b) are hereby amended and restated in their entirety as follows:

“Procedures With Respect to DTG Operations Exchanged Vehicles, Thrifty Exchanged Vehicles and RCFC Exchanged Vehicles Transferred Subject To Liabilities.

(a)    Reports. Each Business Day, DTG Operations, Thrifty and RCFC shall provide the following information to the Qualified Intermediary: (i) the amount that DTG Operations is to deposit into the DTG Operations Escrow Accounts as a loan to the Qualified Intermediary to permit the Qualified Intermediary to repay liabilities that must be repaid upon the disposition by DTG Operations of an Exchanged Vehicle Subject to Liabilities; (ii) the amount that Thrifty is to deposit into the Thrifty Escrow Accounts as a loan to the Qualified Intermediary to permit the Qualified Intermediary to repay liabilities that must be repaid upon the disposition by Thrifty of an Exchanged Vehicle Subject to Liabilities; (iii) the amount to be transferred from the DTG Operations Exchange Accounts to the DTG Operations Disbursement Accounts to repay liabilities that must be repaid upon the disposition by DTG Operations of an Exchanged Vehicle

Subject to Liabilities, (iv) the amount to be transferred from the Thrifty Exchange Accounts to the Thrifty Disbursement Accounts to repay liabilities that must be repaid upon disposition by Thrifty of an Exchanged Vehicle Subject to Liabilities, (v) the amount to be transferred from the DTG Operations Exchange Accounts to the Master Collateral Account to satisfy the Qualified Intermediary’s obligation under Section 5.4(c) of this Agreement, (vi) the amount to be transferred from the Thrifty Exchange Accounts to the Master Collateral Account to satisfy the Qualified Intermediary’s obligation under Section 5.4(c) of this Agreement, (vii) the amount that DTG Operations is to deposit into the DTG Operations Escrow Accounts to permit the Qualified Intermediary to repay liabilities that must be repaid upon the disposition by DTG Operations of an Exchanged Vehicle Subject to Liabilities where the amount to be received from the disposition of such vehicle is less than the amount of liabilities that must be repaid upon the disposition of such vehicle; (viii) the amount that Thrifty is to deposit into the Thrifty Escrow Accounts to permit the Qualified Intermediary to repay liabilities that must be repaid upon the disposition by Thrifty of an Exchanged Vehicle Subject to Liabilities where the amount to be received from the disposition of such vehicle is less than the amount of liabilities that must be repaid upon the disposition of such vehicle; and (ix) the amount to be transferred from the RCFC Exchange Accounts to the RCFC Disbursement Accounts to repay liabilities that must be repaid upon the disposition by RCFC of an Exchanged Vehicle Subject to Liabilities.

(b)    Purpose of Funds. The funds that are deposited into the DTG Operations Escrow Accounts pursuant to Sections 5.4(a)(i), 5.4(a)(iii) and 5.4(a)(vii) of this Agreement shall be used by the Qualified Intermediary to repay the liabilities that must be repaid upon the disposition by DTG Operations of Exchanged Vehicles Subject to Liabilities. The funds that are deposited into the Thrifty Escrow Accounts pursuant to Sections 5.4(a)(ii), 5.4(a)(iv) and 5.4(a)(viii) of this Agreement shall be used to repay the liabilities that must be repaid upon the disposition by Thrifty of Exchanged Vehicles Subject to Liabilities. The funds that are deposited into the RCFC Escrow Accounts pursuant to Sections 5.4(a)(ix) of this Agreement shall be used to repay the liabilities that must be repaid upon the disposition by RCFC of Exchanged Vehicles Subject to Liabilities.”

(v) Section 5.5(a) is hereby amended and restated in its entirety as follows:

“Reports. Each Business Day, RCFC, DTG Operations and Thrifty shall provide the following information to the Qualified Intermediary: (i) the amount to be transferred from the RCFC Exchange Accounts to the RCFC Disbursement Accounts; (ii) the amount of RCFC Additional Subsidies to be deposited by RCFC into the RCFC Escrow Accounts; (iii) the amount to be transferred from the DTG Operations Exchange Accounts to the DTG Operations Disbursement Accounts; (iv) the amount of DTG Operations Additional Subsidies to be deposited by DTG Operations into the DTG Operations Escrow Accounts; (v) the amount to be deposited into the DTG Operations Escrow Accounts to acquire

DTG Operations Replacement Vehicles subject to liabilities; (vi) the amount to be transferred from the Thrifty Exchange Accounts to the Thrifty Disbursement Accounts; (vii) the amount of Thrifty Additional Subsidies to be deposited by Thrifty into the Thrifty Escrow Accounts; (viii) the amount to be deposited into the Thrifty Escrow Accounts to acquire Thrifty Replacement Vehicles subject to liabilities; and (ix) the amount to be deposited into the RCFC Escrow Accounts to acquire RCFC Replacement Vehicles subject to liabilities.”

(vi) The following is hereby added as Section 5.11(a)(v):

“to repay liabilities that must be repaid upon the disposition by RCFC of Exchanged Vehicles Subject to Liabilities in accordance with the terms of Section 5.4 of this Agreement.”

2.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Exchange Agreement as amended hereby, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Exchange Agreement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect.  This Amendment shall apply and be effective only with respect to the provisions of the Exchange Agreement specifically referred to herein, and any references in the Exchange Agreement to the provisions of the Exchange Agreement specifically referred to herein shall be to such provisions as amended by this Amendment.

3.  Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4.  GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

5.  Counterparts.  This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

RENTAL CAR FINANCE CORP.

By:  /s/ R. Scott Massengill_________
Name:  R. Scott Massengill
Title:   Assistant Treasurer

DTG OPERATIONS, INC.

By:  /s/ R. Scott Massengill_________
Name:  R. Scott Massengill
Title:   Assistant Treasurer

THRIFTY RENT-A-CAR SYSTEM, INC.

By:  /s/ R. Scott Massengill_________
Name:  R. Scott Massengill
Title:   Assistant Treasurer

DB LIKE-KIND EXCHANGE SERVICES CORP., as Member of VEXCO, LLC

By:  /s/ Brenton J. Allen _________
Name:  Brenton J. Allen
Title:   President

By:  /s/ Kisha A. Holder _________
Name:  Kisha A. Holder
Title:   Vice President

[Amendment No. 3 to Exchange Agreement]

VEXCO, LLC, as the Qualified Intermediary

By:  /s/ Brenton J. Allen _________
Name:  Brenton J. Allen
Title:   President

By:  /s/ Kisha A. Holder _________
Name:  Kisha A. Holder
Title:   Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Qualified Trustee

By:  /s/ Irene Siegel _________
Name:  Irene Siegel
Title:   Vice President

By:  /s/ Maria Inoa _________
Name:  Maria Inoa
Title:   Assistant Vice President

[Amendment No. 3 to Exchange Agreement]

Acknowledged and agreed:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Master Collateral Agent

By:  /s/ Irene Siegel _________
Name:  Irene Siegel
Title:   Vice President

By:  /s/ Maria Inoa _________
Name:  Maria Inoa
Title:   Assistant Vice President

[Amendment No. 3 to Exchange Agreement]